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EXHIBIT 23.5

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Veeco Instruments Inc. on Form S-4 of our report dated March 16, 2001 (September 17, 2001 as to the last paragraph of Note 11), appearing in Amendment No. 3 to Current Report on Form 8-K/A of Veeco Instruments Inc. filed on November 30, 2001, and to the reference to us under the heading "Experts" in the joint proxy statement/prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
By: /s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
August 6, 2002

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INDEPENDENT AUDITORS' CONSENT